UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ X ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

SPHERE 3D CORP.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies: Common Shares, without par value per share

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SPHERE 3D CORP.
125 South Market Street
San Jose, California 95113

SUPPLEMENT TO PROXY STATEMENT
FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 31, 2018

This is a supplement (the “Supplement”) to the definitive proxy statement and management information circular (the “Definitive Proxy Statement”) of Sphere 3D Corp. (“Sphere 3D” or the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on April 26, 2018 and with the applicable Canadian securities regulatory authorities on April 27, 2018 and mailed to the Company’s shareholders (the “Shareholders”) in connection with the solicitation of proxies for use at the special meeting of shareholders scheduled to be held on May 31, 2018 (the “Special Meeting”). At the Special Meeting, Shareholders will be asked to, among other things, consider and, if advisable, pass a special resolution approving the sale by Sphere 3D of all of the shares of its subsidiary Overland Storage, Inc. (the “Share Purchase”) to Silicon Valley Technology Partners LLC, an entity established and controlled by Eric Kelly, the Chief Executive Officer of Sphere 3D (the “Purchaser”). The board of directors of the Company previously established April 10, 2018 as the record date for the determination of Shareholders entitled to vote at the Special Meeting.

If Shareholders have not already submitted a proxy for use at the Special Meeting, they are urged to do so promptly. No action in connection with this Supplement is required by any Shareholder who has previously delivered a proxy and who does not wish to revoke or change that proxy. Information about voting or revoking a proxy appears on page 15, in the section entitled “Questions and Answers” starting on page 11, and in the section entitled “The Special Meeting” starting on page 18 of the Definitive Proxy Statement. If Shareholders have questions about how to vote or change their vote, they may also contact our proxy solicitor as described below.

Important information concerning the Share Purchase is set forth in the Definitive Proxy Statement. The Definitive Proxy Statement is amended and supplemented by, and should be read in conjunction with, the information set forth in this supplement to the Definitive Proxy Statement, which information shall be considered part of the Definitive Proxy Statement. Capitalized terms used in this supplement to the Definitive Proxy Statement but not otherwise defined herein have the meanings ascribed to those terms in the Definitive Proxy Statement.

We have not authorized any person to give any information or to make any representation in connection with any matters to be considered at the Special Meeting other than those contained in this Supplement and the Definitive Proxy Statement. If any such information or representation is given or made to you, you should not rely on it as having been authorized or as being accurate.

This Supplement and the Definitive Proxy Statement do not constitute an offer to buy, or a solicitation of an offer to sell, any securities, or the solicitation of a proxy, by any person in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such an offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation.

NO CANADIAN OR UNITED STATES SECURITIES REGULATORY AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS SUPPELEMENT OR THE DEFINITIVE PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS AN OFFENCE.

SUPPLEMENTAL DISCLOSURE

The Company has engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, including customary disbursements, which are not expected to exceed $15,000 in total. The Company bears all proxy solicitation costs. If Shareholders need assistance with casting or changing their vote, they should contact our proxy solicitor The Proxy Advisory Group, LLC, at:

The Proxy Advisory Group, LLC 18 East 41st Street, Suite 2000 New York, New York 10017 (212) 6161-2180 info@proxyadvisory.net

Without admitting in any way that the disclosures below are material or otherwise required by law, the Company makes the following amended and supplemental disclosures:

The section of the Definitive Proxy Statement entitled “The Share Purchase—Background of the Share Purchase” is supplemented as follows:

The disclosure on page 28 of the Definitive Proxy Statement is supplemented by adding the following paragraphs after the sixteenth full paragraph on such page which begins “On or about March 20, 2018 . . .”

Since March 30, 2018, the Special Committee met informally on numerous occasions (with Mr. Kelly and Mr. Tassiopoulos attending certain of those meetings) to discuss the status of Purchaser’s negotiations with potential financing sources and the status of the Share Purchase. During these informal meetings, in response to updates provided on the state of negotiations between Purchaser and its potential financing sources, the Special Committee and Purchaser have held discussions regarding potentially amending the Share Purchase Agreement to provide that the Purchase Price may be paid in cash, by the assumption by Purchaser of the Company’s outstanding indebtedness or by a combination thereof.

On April 9, 2018, the Board approved the appointment of Investment Firm C as an underwriter in connection with an underwritten public offering and delegated to a pricing committee of the Board the authority to negotiate the terms and conditions of the offering and approve a definitive agreement.

On April 12, 2018, the pricing committee approved the terms of the underwritten public offering and the underwriting agreement, and on the same day, the Company concluded its discussions and negotiations with Investment Firm C and publicly announced its intent to offer and sell its common shares in an underwritten public offering with Investment Firm C acting as underwriter.

On April 13, 2018, the Company entered into an underwriting agreement with Investment Firm C relating to the underwritten public offering. The offering closed on April 17, 2018.

On May 8, 2018, the Special Committee, together with Mr. Kelly and Mr. Tassiopoulos, met to discuss the status of the Share Purchase, including potentially amending the Share Purchase Agreement such that instead of Purchaser paying the full purchase price in cash, which would then in turn be used to repay the Company’s outstanding debt obligations, Purchaser could assume certain of the Company’s outstanding debt obligations and pay the difference (if any) between the full purchase price and the amount of such assumed debt obligations in cash (the “Potential Consideration Change”). The Special Committee discussed that, because the full amount of the purchase price is expected to be used by the Company to repay outstanding debt obligations, the Potential Consideration Change would not substantively alter the current terms of the Share Purchase.

Thereafter, the Special Committee and the Board have continued to discuss the Potential Consideration Change. As of the date of this Supplement, the Company has not amended the Share Purchase Agreement to effect the Potential Consideration Change or otherwise.

Additional Information and Where to Find It

In connection with the Share Purchase, the Company has filed with the SEC and mailed or otherwise provided to its Shareholders the Definitive Proxy Statement regarding the Share Purchase. Investors are urged to read the Definitive Proxy Statement and this Supplement and other relevant materials because they will contain important information. Investors may obtain free copies of the Definitive Proxy Statement as well as other filings containing information about the Company, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of these documents may also be obtained for free from the Company’s website at www.sphere3d.com.

The Definitive Proxy Statement, the Supplement and other materials relating to the Special Meeting and additional information relating to the Company may also be found on SEDAR at www.sedar.com. Financial information regarding the Company is provided in the Company’s comparative financial statements and management’s discussion and analysis for its most recently completed financial year. Shareholders may contact the Company at 240 Matheson Blvd. East, Mississauga, ON L4Z 1X1 to request copies of the Company’s financial statements and management’s discussion and analysis.

Any material change report (except confidential material change reports) filed by the Company with applicable securities commissions or similar authorities in Canada under the Company’s issuer profile on SEDAR until the date of the Special Meeting will also be incorporated by reference in the Definitive Proxy Statement.

Participants in Solicitation

The Company, the Purchaser and their respective executives, officers and directors may be deemed to be participants in the solicitation of proxies from the Shareholders of the Company in connection with the proposed transaction. Information about the Company’s executive officers and directors is set forth in its Annual Report on Form 10-K, which was filed with the SEC on March 21, 2018, and the proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on November 13, 2017. Investors may obtain more detailed information regarding the direct and indirect interests of the Company, the Purchaser and their respective executives, officers and directors in the transaction by reading the Definitive Proxy Statement.

Approval by the Directors

The Board of Directors has approved the content and delivery of this Supplement as of the date hereof.

By order of the Board of Directors,

/s/ Kurt L. Kalbfleisch
KURT L. KALBFLEISCH
Secretary

Forward Looking Statements

          This Supplement contains forward-looking statements, which include, among others, the Company’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance, that may involve risks, uncertainties, and assumptions with respect to the Share Purchase, expected financial performance of the Company as well as the Company’s strategic and operational plans. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Reform Act of 1995, and in applicable Canadian securities laws. In some cases, forward-looking statements can be identified by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “outlook,” “guidance” and similar expressions, although not all forward-looking statements contain these words. Actual events, results and the timing of events could differ materially from those anticipated or described in this written communication due to a number of risks and uncertainties. The forward-looking information and statements are or may be based on a series of projections and estimates and involve risks and uncertainties. The potential risks and uncertainties include, without limitation, the possibility that the Company may be unable to obtain required shareholder approval or that other conditions to closing the transaction may not be satisfied, such that the transaction will not close or that the closing may be delayed; the proceeds may be insufficient for the Company to pay off its outstanding obligations; our inability to obtain additional debt or equity financing or to refinance our debt; any increase in our cash needs; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement; the reaction of customers to the transaction; those related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction; the effect of the announcement of the transaction on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business; general economic conditions; unexpected costs, liabilities or delays; risks that the transaction disrupts current plans and operations of the parties to the transaction; the ability to recognize the benefits of the transaction; the amount of the costs, fees, expenses and charges related to the transaction and the actual terms of any financings that will be obtained for the transaction; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; the Company’s ability to maintain listing with the NASDAQ Capital Market; and other risks detailed from time to time in our periodic reports contained in our filings with Canadian securities regulators (www.sedar.com) and in periodic reports filed with the SEC (www.sec.gov), including our Annual Report on Form 10-K filed on March 21, 2018 and definitive proxy statement filed on April 26, 2018. All forward-looking statements speak only as of the date of this written communication or, in the case of any document incorporated by reference, the date of that document. The Company undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.